Exhibit 99.2

StockerYale Acquires Photonic Products Ltd.

October 31, 2006

Safe Harbor Disclaimer

The statements set forth in this presentation include forward-looking statements that involve risk and uncertainties. The Company wishes to caution that a number of factors could cause actual results to differ materially from those in the forward-looking statements. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission.

Agenda

Overview

Transaction Structure

Rationale for Acquisition

Financial Impact of Transaction

Looking to the Future

Photonic Products — Overview

Located in Hertfordshire, United Kingdom

Founded in 1995 and has 45 employees.

Leading distributor of high performance industrial laser diodes from Sanyo, Sony and Opnext, and high performance optical lenses from Panasonic.

Manufactures custom designed electro-optical sub-assemblies and optoelectronic components, based on semiconductor laser diode technology, for leading OEM manufacturers.

2006 estimated sales: $9.5 million

Over the last five years, the company’s revenues have grown at a CAGR of 32% in response to worldwide customer demand for its laser diodes, laser modules and optical components.

Structure of Transaction
Common Stock	$2.75 million shares 2,680,311 newly issued
Cash	$4.25 million
Three-year bond	$2.4 million Sellers’ bond; LIBOR plus 1%
Earn-out agreement	Three-year agreement
Total Consideration	$9.4 million

Rationale for Merger

Access to laser diode designers and manufacturers

Complementary laser modules, yet distinctive and not overlapping

Cross-selling opportunities

Joint marketing and sales efforts

Coordinated R&D efforts

Manufacturing synergies

Margin improvement

Financial Impact of Transaction

Higher margins from

Manufacturing synergies

Diode purchases

Laser revenues double

EBIDTA swings to positive for combined company

Modest shareholder dilution

Looking to the Future

StockerYale and Photonic Products lead the low-power laser industry

Organic growth will be improved with merger

Photonics industry ripe for consolidation

StockerYale is looking for strategic acquisitions

Synergistic

Profitable

Reasonable purchase multiple

Add shareholder value

Thank you!